Exhibit 99.1

NEWS RELEASE

For information contact:

Vincent H. Chao

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

August 5, 2025

NNN REIT, Inc. Announces Second Quarter 2025 Results and Increased 2025 Guidance

Orlando, Florida, August 5, 2025 – NNN REIT, Inc. (NYSE: NNN) (the "Company" or "NNN"), a real estate investment trust, today announced financial and operating results for the quarter and six months ended June 30, 2025. Highlights include:

Second Quarter 2025 Highlights:

•
Reported net earnings of $0.54 per diluted share
•
Grew Core FFO and AFFO per diluted share by 1.2% over prior year results, to $0.84 and $0.85, respectively
•
Increased ABR by 6.7% over prior year results
•
Closed on $232.5 million of investments at an initial cash cap rate of 7.4%, with a weighted average lease term of 17.8 years and $464.9 million of investments in the six months ended June 30, 2025, equating to 85% of the initial full year acquisition plan at the midpoint
•
Sold 23 properties for $51.2 million, including $24.7 million of income producing properties at a weighted average cap rate of 6.2%
•
Raised $10.9 million in gross proceeds from the issuance of 254,222 common shares at an average price per share of $43.03
•
Improved balance sheet flexibility, following the end of the quarter, through the issuance of $500 million principal amount of 4.600% senior unsecured notes due 2031 ("2031 Notes") and the repayment of the outstanding balance on the unsecured revolving line of credit
•
Pro forma for the 2031 Notes, the Company had a sector leading weighted average debt maturity of 11.0 years, no encumbered assets, no floating rate debt and $1.4 billion of total available liquidity
•
Paid a $0.58 quarterly dividend, equating to a 5.4% annualized dividend yield and 68% AFFO payout ratio

Additional Highlights:

•
Announced a 3.4% increase in the third quarter 2025 quarterly dividend to $0.60 per share, marking the Company's 36th consecutive annual dividend increase
•
Published the Company's third annual Corporate Sustainability Report
•
Increased the midpoint of 2025 Core FFO and AFFO per share guidance by $0.01
•
Increased 2025 acquisition volume guidance by $100 million

Steve Horn, Chief Executive Officer, commented: "NNN delivered another strong quarter, investing $233 million across 45 properties, at an accretive initial cash cap rate of 7.4%. With over $460 million of real estate investments completed in the first half of 2025 and nearly $1.5 billion of immediate liquidity following our note offering at the end of the quarter, we are well-positioned to raise our 2025 Core FFO guidance and execute our strategy through year end."

FINANCIAL RESULTS

Revenues and net earnings, FFO, Core FFO and AFFO and diluted per share amounts:

	Quarter Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share data)	2025	2024	2025	2024
Revenues	$226,802	$216,813	$457,656	$432,220

Net earnings	$100,529	$106,666	$196,987	$201,037
Net earnings per share	$0.54	$0.58	$1.05	$1.10

FFO	$157,175	$152,380	$315,909	$303,641
FFO per share	$0.84	$0.83	$1.69	$1.66

Core FFO	$157,366	$152,533	$318,273	$304,111
Core FFO per share	$0.84	$0.83	$1.70	$1.67

AFFO	$158,523	$153,596	$321,538	$306,855
AFFO per share	$0.85	$0.84	$1.72	$1.68

PORTFOLIO SNAPSHOT

(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Number of properties	3,663	3,641	3,548
Total gross leasable area (square feet)	38,322,000	37,311,000	36,095,000
Occupancy rate	98.0%	97.7%	99.3%
Weighted average remaining lease term (years)	9.8	9.9	10.0
ABR	$893,782	$874,301	$837,568

PROPERTY ACQUISITIONS

(dollars in thousands)	Quarter Ended June 30, 2025	Six Months Ended June 30, 2025
Total dollars invested(1)	$232,536	$464,929
Number of properties	45	127
Gross leasable area (square feet)(2)	1,399,000	2,230,000
Weighted average cap rate(3)	7.4%	7.4%
Weighted average lease term (years)	17.8	18.0

(1)	Includes dollars invested in projects under construction or tenant improvements.
(2)	Includes additional square footage from completed construction on existing properties.
(3)	Calculated as the initial cash annual base rent divided by the total purchase price of the properties.

PROPERTY DISPOSITIONS

	Quarter Ended June 30, 2025			Six Months Ended June 30, 2025
(dollars in thousands)	Occupied	Vacant	Total	Occupied	Vacant	Total
Number of properties	10	13	23	19	14	33
Gross leasable area (square feet)	162,000	196,000	358,000	220,000	210,000	430,000
Net sale proceeds	$24,727	$26,521	$51,248	$38,067	$29,020	$67,087
Weighted average cap rate(1)	6.2%	—	6.2%	5.7%	—	5.7%

(1)	Calculated as the cash annual base rent divided by the total gross proceeds received for the properties.

CAPITAL MARKETS ACTIVITY

During the second quarter 2025, NNN issued 254,222 common shares, raising $10.9 million in gross proceeds at an average price per share of $43.03, primarily through the Company's at-the-market equity program.

On July 1, 2025, NNN issued the 2031 Notes and used the proceeds from the offering to repay the outstanding balance on the Company's unsecured revolving line of credit.

BALANCE SHEET AND LIQUIDITY

As of June 30, 2025, Gross Debt was $4.7 billion with a weighted average interest rate of 4.2% and a weighted average debt maturity of 11.1 years. The Company ended the second quarter 2025 with $939.0 million of total available liquidity, comprised of $932.3 million of unused line of credit capacity and $6.7 million of cash and restricted cash. Pro forma for the 2031 Notes, the Company had total available liquidity of $1.4 billion, comprised of $1.2 billion of unused line of credit capacity and $230.8 million of cash and restricted cash. Net Debt to annualized EBITDAre and fixed charge coverage was 5.7x and 4.2x, respectively, as of June 30, 2025.

DIVIDEND

As previously announced, on July 15, 2025, the Board of Directors of NNN declared a quarterly dividend of $0.60 per share payable August 15, 2025, to shareholders of record as of July 31, 2025. The new quarterly dividend represents an annualized dividend of $2.40 per share with an annualized dividend yield of 5.6% as of June 30, 2025. The 3.4% increase in the quarterly dividend marks the Company's 36th consecutive annual dividend increase. NNN is one of only three publicly traded real estate investment trusts to have increased annual dividends for 36 or more consecutive years.

2025 GUIDANCE

The Company increased previously provided 2025 guidance as summarized below:

(dollars in millions, except per diluted share data)	Previous 2025 Guidance	Updated 2025 Guidance
Net earnings per share excluding any gains on disposition of real estate, impairment losses and retirement and severance costs	$1.97 - $2.02	$1.93 - $1.98
Real estate depreciation and amortization per share	$1.36	$1.41
Core FFO per share	$3.33 - $3.38	$3.34 - $3.39
AFFO per share	$3.39 - $3.44	$3.40 - $3.45
General and administrative expenses	$47 - $48	$47 - $48
Real estate expenses, net of tenant reimbursements	$15 - $16	$17 - $18
Acquisition volume	$500 - $600	$600 - $700
Disposition volume	$80 - $120	$120 - $150

Guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company's reports filed with the Securities and Exchange Commission (the "Commission").

CONFERENCE CALL INFORMATION

The Company will host a conference call on Tuesday, August 5, 2025 at 10:30 a.m. ET to discuss second quarter results. A live webcast of the conference call will be available on the Company's website at www.nnnreit.com or by using the following link. The conference call can also be accessed by dialing 888-506-0062 in the U.S. or 973-528-0011 for international callers and entering the participant code 385344 or referencing NNN REIT, Inc.

A telephonic replay of the call will be available through August 12, 2025, by dialing 877-481-4010 in the U.S. or 919-882-2331 internationally and entering the code 52652.

ABOUT NNN REIT, INC.

NNN invests in high-quality properties subject generally to long-term, net leases with minimal ongoing capital expenditures. As of June 30, 2025, the Company owned 3,663 properties in 50 states with a gross leasable area of approximately 38.3 million square feet and a weighted average remaining lease term of 10 years. NNN is one of only three publicly traded real estate investment trusts to have increased annual dividends for 36 or more consecutive years. For more information on the Company, visit www.nnnreit.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated" or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the Company's tenants, the availability of capital, risks related to the Company's status as a real estate investment trust ("REIT"), and the potential impacts of an epidemic or pandemic on the Company’s business operations, financial results and financial position on the world economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the Company’s Commission filings, including, but not limited to, the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2024 and (ii) Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. NNN REIT, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

DEFINITIONS

Funds From Operations ("FFO") is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“Nareit”) and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes on the disposition of certain assets and any impairment charges on a depreciable real estate asset, net of recoveries.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the Company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the Company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the Company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land, retirement and severance costs or other non-core amounts as they occur.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net earnings in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the Company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate as defined by Nareit (“EBITDAre”) is a metric established by Nareit and commonly used by real estate companies. The measure is a result of net earnings (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, excluding any gains (or including any losses) on disposition of real estate, any impairment charges, net of recoveries and after adjustments for income and losses attributable to noncontrolling interests. Management considers the non-GAAP measure of EBITDAre to be an appropriate measure of the Company's performance and should be considered in addition to, net earnings or loss, as a measure of the Company's operating performance.

Total Cash is comprised of cash and cash equivalents and restricted cash and cash held in escrow per GAAP as reported on the balance sheet summary.

Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated amortization and depreciation and amortization of direct financing leases. The result provides an estimate of the investments made by the Company.

Total Debt is defined by the Company as total debt per GAAP as reported on the balance sheet summary including line of credit payable, notes payable, net of unamortized discount and unamortized debt costs and mortgages payable, net of unamortized premium and debt costs, as applicable.

Gross Debt is defined by the Company as Total Debt adjusted to exclude unamortized debt discounts and premiums and unamortized debt costs.

Net Debt is defined by the Company as Gross Debt less Total Cash.

Management considers the non-GAAP measures of Gross Debt and Net Debt each to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage.

The Company’s computation of FFO, Core FFO, AFFO, EBITDAre, Total Cash, Gross Assets, Gross Debt and Net Debt may differ from the methodology for calculating these non-GAAP financial measures used by other REITs, and therefore, may not be comparable to such other REITs. Reconciliations of net earnings, Total Debt and total assets (all computed in accordance with GAAP) to FFO, Core FFO, AFFO, EBITDAre, Gross Assets, Gross Debt and Net Debt (each of which is a non-GAAP financial measure), as applicable, are included in the financial information accompanying this release.

Annualized Base Rent (“ABR”) represents the monthly cash base rent for all leases in place as of the end of the period multiplied by 12. Accordingly, this methodology produces an annualized amount as of a point in time but does not take into consideration future (i) scheduled rent increases, (ii) leasing activity, or (iii) lease expirations.

NNN REIT, Inc.

Balance Sheet Summary

(dollars in thousands)

(unaudited)

	June 30, 2025	December 31, 2024
Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$9,023,171	$8,746,168
Cash and cash equivalents	5,973	8,731
Restricted cash and cash held in escrow	775	331
Receivables, net of allowance of $599 and $617, respectively	2,499	2,975
Accrued rental income, net of allowance of $3,290 and $4,156, respectively	33,594	34,005
Debt costs, net of accumulated amortization of $28,449 and $27,002, respectively	7,698	8,958
Other assets	74,967	71,560
Total assets	$9,148,677	$8,872,728

Liabilities:
Line of credit payable	$267,700	$—
Notes payable, net of unamortized discount and unamortized debt costs	4,376,893	4,373,803
Accrued interest payable	30,685	29,699
Other liabilities	110,994	106,951
Total liabilities	4,786,272	4,510,453

Total equity	4,362,405	4,362,275

Total liabilities and equity	$9,148,677	$8,872,728

Common shares outstanding	188,206,484	187,540,929

NNN REIT, Inc.

Income Statement Summary

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rental income	$226,498	$216,140	$457,072	$430,965
Interest and other income from real estate transactions	304	673	584	1,255
	226,802	216,813	457,656	432,220

Operating expenses:
General and administrative	11,217	11,789	24,225	24,373
Real estate	8,838	6,758	18,213	13,912
Depreciation and amortization	68,349	62,503	132,966	123,118
Leasing transaction costs	74	20	204	53
Impairment losses – real estate, net of recoveries	4,535	944	6,047	2,148
Retirement and severance costs	191	153	2,364	470
	93,204	82,167	184,019	164,074
Gain on disposition of real estate	16,198	17,621	20,011	22,442
Earnings from operations	149,796	152,267	293,648	290,588

Other expenses (revenues):
Interest and other income	(15)	(976)	(344)	(1,095)
Interest expense	49,282	46,577	97,005	90,646
	49,267	45,601	96,661	89,551

Net earnings	$100,529	$106,666	$196,987	$201,037

Weighted average shares outstanding:
Basic	186,876,693	182,438,791	186,865,955	182,119,471
Diluted	187,070,288	182,807,374	187,088,160	182,528,333

Net earnings per share available to stockholders:
Basic	$0.54	$0.58	$1.05	$1.10
Diluted	$0.54	$0.58	$1.05	$1.10

NNN REIT, Inc.

Other Information

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Rental income from operating leases(1) (2)	$221,714	$211,557	$445,770	$420,641
Earned income from direct financing leases(1)	$112	$118	$226	$237
Percentage rent(1)	$284	$259	$1,170	$1,147

Real estate expenses reimbursed from tenants(1)	$4,388	$4,206	$9,906	$8,940
Real estate expenses	(8,838)	(6,758)	(18,213)	(13,912)
Real estate expenses, net of tenant reimbursements	$(4,450)	$(2,552)	$(8,307)	$(4,972)

Amortization of debt costs	$1,478	$1,787	$2,944	$3,088
Non-real estate depreciation expense	$43	$115	$86	$226

(1)

For the quarters ended June 30, 2025 and 2024, the aggregate of such amounts is $226,498 and $216,140, respectively, and $457,072 and $430,965, for the six months ended June 30, 2025 and 2024, respectively, and is classified as rental income on the income statement summary.

(2)	Includes lease termination fees of $2,248 and $2,053 for the quarters ended June 30, 2025 and 2024, respectively, and $10,452 and $6,292 for the six months ended June 30, 2025 and 2024, respectively.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net earnings	$100,529	$106,666	$196,987	$201,037
Real estate depreciation and amortization	68,309	62,391	132,886	122,898
Gain on disposition of real estate	(16,198)	(17,621)	(20,011)	(22,442)
Impairment losses – depreciable real estate, net of recoveries	4,535	944	6,047	2,148
FFO	157,175	152,380	315,909	303,641
Retirement and severance costs	191	153	2,364	470
Core FFO	157,366	152,533	318,273	304,111
Straight-line accrued rent, net of reserves	425	95	(84)	131
Net capital lease rent adjustment	62	54	122	108
Below-market rent amortization	(1,620)	(125)	(1,713)	(242)
Stock based compensation expense	2,832	2,656	6,403	6,223
Capitalized interest expense	(542)	(1,617)	(1,463)	(3,476)
AFFO	$158,523	$153,596	$321,538	$306,855

FFO per share:
Basic	$0.84	$0.84	$1.69	$1.67
Diluted	$0.84	$0.83	$1.69	$1.66

Core FFO per share:
Basic	$0.84	$0.84	$1.70	$1.67
Diluted	$0.84	$0.83	$1.70	$1.67

AFFO per share:
Basic	$0.85	$0.84	$1.72	$1.68
Diluted	$0.85	$0.84	$1.72	$1.68

Dividend per share	$0.5800	$0.5650	$1.1600	$1.1300
AFFO payout ratio(1)	68%	67%	67%	67%

(1)	Calculated as total dividends paid as a percentage of AFFO for each respective period.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net earnings	$100,529	$106,666	$196,987	$201,037
Interest expense	49,282	46,577	97,005	90,646
Depreciation and amortization	68,349	62,503	132,966	123,118
Gain on disposition of real estate	(16,198)	(17,621)	(20,011)	(22,442)
Impairment losses – real estate, net of recoveries	4,535	944	6,047	2,148
EBITDAre	$206,497	$199,069	$412,994	$394,507

Interest expense	$49,282	$46,577	$97,005	$90,646
Add back: capitalized interest	542	1,617	1,463	3,476
Fixed charges	$49,824	$48,194	$98,468	$94,122

	June 30, 2025	December 31, 2024
Total assets	$9,148,677	$8,872,728
Accumulated depreciation & amortization	2,171,731	2,065,520
Amortization of direct financing leases	2,777	2,655
Gross Assets	$11,323,185	$10,940,903

Debt outstanding:
Line of credit	$267,700	$—
Notes payable, net of unamortized discount and unamortized debt costs	4,376,893	4,373,803
Total Debt	4,644,593	4,373,803
Unamortized note discount	44,844	46,437
Unamortized debt costs	28,263	29,760
Gross Debt	4,717,700	4,450,000
Total Cash	(6,748)	(9,062)
Net Debt	$4,710,952	$4,440,938

NNN REIT, Inc.

Debt Summary

As of June 30, 2025

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable(1)	$267,700	$267,700	SOFR + 87.5 bps	5.165%	April 2028

Unsecured notes payable:
2025	400,000	399,957	4.000%	4.029%	November 2025
2026	350,000	349,345	3.600%	3.733%	December 2026
2027	400,000	399,578	3.500%	3.548%	October 2027
2028	400,000	398,928	4.300%	4.388%	October 2028
2030	400,000	399,349	2.500%	2.536%	April 2030
2033	500,000	490,040	5.600%	5.905%	October 2033
2034	500,000	494,352	5.500%	5.662%	June 2034
2048	300,000	296,261	4.800%	4.890%	October 2048
2050	300,000	294,631	3.100%	3.205%	April 2050
2051	450,000	442,318	3.500%	3.602%	April 2051
2052	450,000	440,397	3.000%	3.118%	April 2052
Total	4,450,000	4,405,156

Total unsecured debt(1) (2)	$4,717,700	$4,672,856

Debt costs		$(43,820)
Accumulated amortization		15,557
Debt costs, net of accumulated amortization		(28,263)
Notes payable, net of unamortized discount and unamortized debt costs		$4,376,893

(1)	On July 1, 2025, NNN issued the 2031 Notes and used the proceeds from the offering to repay the outstanding balance on the Company's unsecured revolving line of credit.
(2)	Unsecured debt has a weighted average interest rate of 4.2% and a weighted average maturity of 11.1 years.

NNN REIT, Inc.

Debt Summary – Continued

As of June 30, 2025

(unaudited)

Credit Metrics

	June 30, 2025	December 31, 2024
Gross Debt / Gross Assets	41.7%	40.7%
Net Debt / EBITDAre (last quarter annualized)	5.7	5.6
EBITDAre / fixed charges	4.2	4.2

Credit Facility and Notes Covenants

The following is a summary of key financial covenants for the Company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the Company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of June 30, 2025, the Company believes it is in compliance with the covenants.

Key Covenants	Required	June 30, 2025
Unsecured Bank Credit Facility:
Maximum leverage ratio	< 0.60	0.39
Minimum fixed charge coverage ratio	> 1.50	4.26
Maximum secured indebtedness ratio	< 0.40	—
Unencumbered asset value ratio	> 1.67	2.65
Unencumbered interest ratio	> 1.75	4.17
Unsecured Notes:
Limitation on incurrence of total debt	≤ 60%	41%
Limitation on incurrence of secured debt	≤ 40%	—
Debt service coverage ratio	≥ 1.5	4.2
Maintenance of total unencumbered assets	≥ 150%	244%

NNN REIT, Inc.

Property Portfolio

As of June 30, 2025

Top 20 Lines of Trade

		% of ABR
		As of June 30,
	Lines of Trade	2025	2024
1.	Automotive service	18.2%	16.9%
2.	Convenience stores	16.5%	16.2%
3.	Restaurants – limited service	8.2%	8.5%
4.	Entertainment	7.3%	6.6%
5.	Restaurants – full service	7.0%	8.4%
6.	Dealerships	6.7%	5.4%
7.	Health and fitness	4.1%	4.0%
8.	Theaters	3.8%	4.1%
9.	Equipment rental	3.1%	3.3%
10.	Automotive parts	2.4%	2.4%
11.	Wholesale clubs	2.3%	2.4%
12.	Drug stores	2.1%	2.3%
13.	Home improvement	2.0%	2.2%
14.	Medical service providers	1.9%	1.8%
15.	Pet supplies and services	1.6%	1.2%
16.	Discount retail	1.4%	1.6%
17.	Furniture	1.3%	2.0%
18.	Travel plazas	1.2%	1.3%
19.	Consumer electronics	1.2%	1.3%
20.	Home furnishings	1.1%	1.3%
	Other	6.6%	6.8%
	Total	100.0%	100.0%

NNN REIT, Inc.

Property Portfolio – Continued

As of June 30, 2025

Top 20 States

	State	# of Properties	% of ABR
1.	Texas	590	18.8%
2.	Florida	271	8.7%
3.	Illinois	169	4.9%
4.	Georgia	173	4.4%
5.	Ohio	226	4.4%
6.	Indiana	164	3.7%
7.	Tennessee	154	3.7%
8.	North Carolina	158	3.6%
9.	Michigan	121	3.4%
10.	Arizona	81	3.4%
11.	Virginia	120	3.4%
12.	California	72	2.9%
13.	Alabama	150	2.8%
14.	Pennsylvania	89	2.5%
15.	New Jersey	33	2.4%
16.	Missouri	106	2.4%
17.	Maryland	50	2.1%
18.	Colorado	45	2.0%
19.	South Carolina	81	1.9%
20.	Oklahoma	89	1.7%
	Other	721	16.9%
	Total	3,663	100.0%

NNN REIT, Inc.

Property Portfolio – Continued

As of June 30, 2025

Top 20 Tenants

	Tenant	# of Properties	% of ABR
1.	7-Eleven	146	4.4%
2.	Mister Car Wash	121	4.0%
3.	Dave & Buster's	34	3.7%
4.	Camping World	46	3.6%
5.	GPM Investments (convenience stores)	147	2.7%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	2.6%
7.	AMC Theatres	20	2.5%
8.	BJ's Wholesale Club	13	2.3%
9.	LA Fitness	25	2.3%
10.	Kent Distributors (convenience stores)	49	2.3%
11.	Mavis Tire Express Services	140	2.1%
12.	Couche Tard (Pantry)	91	2.1%
13.	Walgreens	49	1.7%
14.	Sunoco	53	1.7%
15.	Chuck E. Cheese	51	1.7%
16.	Casey's General Stores (convenience stores)	62	1.6%
17.	United Rentals	49	1.6%
18.	Tidal Wave Auto Spa	35	1.4%
19.	Super Star Car Wash	33	1.3%
20.	Bob Evans Restaurants	105	1.2%
	Other	2,190	53.2%
	Total	3,663	100.0%

Lease Expirations(1)

	% of ABR	# of Properties	Gross Leasable Area(2)		% of ABR	# of Properties	Gross Leasable Area(2)
2025	2.2%	90	512,000	2031	6.8%	191	2,668,000
2026	3.9%	196	1,899,000	2032	5.1%	190	1,846,000
2027	7.1%	216	3,277,000	2033	4.5%	136	1,411,000
2028	5.6%	253	2,270,000	2034	5.5%	180	2,334,000
2029	4.4%	141	2,071,000	Thereafter	50.2%	1,816	16,913,000
2030	4.7%	179	2,275,000

(1)	As of June 30, 2025, the weighted average remaining lease term is 9.8 years.
(2)	Square feet.